UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

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CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

ENCOM GROUP, INC.

 (Exact Name of Registrant as Specified in Charter)

Nevada	000-54277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3330 South Federal Highway, Suite 220, Boynton Beach, Florida	33435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 225-6435

12300 Dundee Court, Suite 203, Houston, Texas 77429

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2012, the Registrant closed an Assignment, Delegation and Assumption Agreement with Encom Corporation, Randy Bayne, Mark Van Eman, Dale Roberts, Todd Bayne, Courtney Bayne, AQMEN Family Holdings, LLC, Market Street Corporate Services, LLC, Rezaurance Investments, Ltd and Spider Investments, LLC (the “Agreement”).

Pursuant to the Agreement, which was effective as of June 19, 2012, the Registrant, AQMEN Family Holdings, LLC and each of Randy Bayne, Mark Van Eman, Dale Roberts, Todd Bayne and Courtney Bayne (collectively, the “Executives”) terminated the relationships between the Registrant, on one hand, and AQMEN Family Holdings and the Executives, on the other hand. The relationships among the parties was previously reported by the Registrant in its Current Reports, dated March 27, 2012 and April 16, 2012, which were filed on April 2, 2012 and April 20, 2012, respectively.

The Agreement rescinded such parties’ relationships, and all agreements, understandings, contracts and memoranda from the start as if the parties never entered into any agreements, understandings, contracts or memoranda.

Under the Agreement, and in order to effect the purpose of the Agreement, the Registrant assigned to Encom Corporation (i) the business concept and business plan developed by AQMEN Family Holdings, LLC originally acquired under an agreement dated March 27, 2012, (ii) the license agreement entered into by the Registrant with Motion Notes, LLC on March 27, 2012 and (iii) the Purchase Option Agreement entered into by the Registrant with Whiteboard Labs, LLC on March 27, 2012. Encom Corporation will indemnify the Registrant for any liabilities or expenses in regard to the assets assigned or any obligations under such assets.

The Registrant also agreed to change its name as promptly as possible and to forbear from the use of, inter alia, “Encom” or “Avenge Media Partners”.

In consideration for the assignments by the Registrant, AQMEN Family Holdings and the Executives transferred the 8,606,250 shares they acquired on March 27, 2012 for the transfer of the business concept and business plan to the Registrant to the following persons: 4,303,125 shares to Jared G. Robinson and 4,303,125 shares to Neil Kleinman. Additionally, the Executives rescinded their respective employment agreements from the start as if each Executive had never entered into such employment agreement. In connection with the rescission, all of the officers and directors of the Registrant resigned and new officers and directors were appointed, as further described in Item 5.02 of this Current Report.

Item 1.02 Termination of a Material Definitive Agreement.

As described above in Item 1.01, on June 19, 2012, the Registrant terminated (i) its March 27, 2012 agreement with AQMEN Family Holdings regarding the acquisition of the business concept and business plan developed by AQMEN Family Holdings and (ii) the employment agreements entered into with each of Randy Bayne, Mark Van Eman and Dale Roberts on April 16, 2012.

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Item 5.01 Changes in Control of Registrant.

As of June 19, 2012, as a result of the transfer of 8,606,250 shares of the Registrant’s common stock from AQMEN Family Holdings and the Executives to Jared G. Robinson and Neil Kleinman, Mr. Robinson and Mr. Kleinman each acquired 37.4% of the outstanding voting stock of the Registrant. Additionally, in connection with the resignations of the Executives as officers and directors of the Registrant, Mr. Robinson was appointed as a director and Chief Executive Officer and Mr. Kleinman was appointed as a director and Secretary. Mr. Robinson and Mr. Kleinman are not a group and have no beneficial ownership in the shares of the Registrant’s common stock held by the other. The consideration for the transfer was the assignments made by the Registrant to Encom Corporation of a business concept and business plan developed by AQMEN Family Holdings and the assignment of a license agreement and a purchase option agreement, as described above in Item 1.01 of this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of June 19, 2012, Randy Bayne and Mark Van Eman resigned as officers and directors of the Registrant and Dale Roberts and Roger V. Davidson resigned as officers of the Registrant.

As of June 19, 2012, Jared Robinson and Neil Klienman were appointed as the Chief Executive Officer and Secretary of the Registrant, respectively, and they were also appointed as directors.

Mr. Jared G. Robinson has been the Registrant’s Chief Executive Officer as of June 19, 2012. In 2011, Mr. Robinson served as the Business Development Manager of Navicus, an employment screening and talent management solutions and services company he founded in 2003 and sold to Pinkerton Company in 2010. From 2003 to 2010, Mr. Robinson founded and operated Navicus until its sale to Pinkerton Company in 2010. From 2001 to 2002, Mr. Robinson founded and operated All Tests Florida, a drug testing company located in Boca Raton, Florida. From 1997 to 2000, he served as Area Manager of Greens Closed Door Pharmacy, which sold pre-packaged prescription dispensing systems to assisted living facilities located in Broward and Palm Beach Counties, Florida. Mr. Robinson received a Bachelor of Science degree from Florida Atlantic University.

Mr. Neil Kleinman has been our Secretary since June 19, 2012. Among his professional experience, from June 2011, Mr. Kleinman has been the Vice President of Corporate Development for Webair Internet Development, Inc., a managed web hosting and cloud computing provider. Prior to Webair, he was an investment banker from March 2010 to June 2011 with Cresta Capital Strategies, an investment bank based in New York City, and from May 2009 to December 2009 with Sands Brothers Asset Management, a provider of investment management and advisory services to institutional and high net worth clients. From December 2009 to April 2010, Mr. Kleinman served as Executive Vice President and Treasurer of Interfor, Inc., a firm that specializes in investigations for corporations, law firms and financial institutions. From November 2007 to May 2009, he worked at Rosepost Advisors, which provided corporate finance solutions to middle market companies. From September 2003 to November 2007, Mr. Kleinman worked at Laurus Capital Management, a registered investment advisor, where he performed origination and underwriting activities. From March 2001 to August 2003, Mr. Kleinman worked at Bloomberg, LP, a provider of global business and financial information, in their Professional Service group. Mr. Kleinman graduated from the Smeal College of Business, Pennsylvania State University with a Bachelor of Science in Accounting.

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Neither of Messrs. Robinson and Klienman has any familial relationship with each other. Each of Messrs. Robinson and Klienman shall serve as an officer and as a director of the Registrant, until their successors are duly elected and qualified. Neither of Messrs. Robinson and Klienman currently has, nor has had in the past five (5) years, a directorship with any public company. Since January 1, 2011, none of Messrs. Robinson and Klienman has engaged in any transactions with the Registrant which would be required to be reported under Item 404(a) of Regulation S-K. The Registrant’s board has no committees and, consequently, neither Mr. Robinson nor Mr. Klienman will serve on any committee of the board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOM GROUP, INC.

Dated: June 28, 2012	By:	/s/ Jared G. Robinson
Name: Jared G. Robinson
Title: Chief Executive Officer

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